Exhibit 16

                              OFFICER'S CERTIFICATE


      I, Stephanie L. Beckner, Assistant Vice President of Northstar High Yield Fund ("High Yield"), a Massachusetts business trust, do hereby certify that the following resolution is a true and complete copy of a resolution duly adopted at a meeting of the Trustees of High Yield on July 29, 1998; that the passage of said resolution was in all respects legal; and that said resolution is in full force and effect:

      RESOLVED, that the officers of the High Yield Fund be, and hereby are, authorized to file with the Securities and Exchange Commission, and as necessary, any state authorities on behalf of the Portfolio, a Registration Statement on Form N-14 to register shares of the Portfolio to be issued in the Reorganization.

      IN WITNESS WHEREOF, I have set my hand as of the 27th day of August, 1998.


                                                 /s/ Stephanie L. Beckner
                                                --------------------
                                                Stephanie L. Beckner
                                                Assistant Vice President